AGA SERIES TRUST
                SCHEDULE OF COMPUTATION OF PERFORMANCE QUOTATIONS

                          AVERAGE TOTAL ANNUAL RETURNS

                     ENDING REDEEMABLE VALUE (ERV) =P(1+t)^n

                Where: P =     A hypothetical initial payment of $1,000
                       T =     Average annual total return
                       n =     Number of years
                       ERV=    Ending redeemable value of $1,000
                                 at beginning of period

-------------------------------------------------------------------------------------------------------------------------
                                                        Inception to 12/31/97
-------------------------------------------------------------------------------------------------------------------------
                                                        Inception                       Return for
Portfolio                                                  Date                 n         Period          T         ERV
-------------------------------------------------------------------------------------------------------------------------
Credit Suisse Growth and Income                          10/20/95             2.200      48.39%        19.62%    $ 1,483.17
Credit Suisse International Equity                       10/20/95             2.200      26.29         11.18       1,262.53
EliteValue                                                1/2/96              1.997      53.41         23.86       1,533.20
State Street Global Advisors Growth Equity               10/20/95             2.200      65.50         25.70       1,653.96
State Street Global Advisors Money Market                10/10/95             2.227      12.28          5.33       1,122.64
Salomon Brothers U.S. Government Securities               2/6/96              1.901      12.59          6.42       1,125.68
Van Kampen American Capital Emerging Growth               1/2/96              1.997      43.41         19.75       1,433.39
-------------------------------------------------------------------------------------------------------------------------


----------------------------------------------------------------------------------------------------------
                                      Twelve Months ended 12/31/97
----------------------------------------------------------------------------------------------------------
                                                                           Return for
Portfolio                                                          n         Period         T           ERV
----------------------------------------------------------------------------------------------------------
Credit Suisse Growth and Income                                  1.000       22.33%      22.33%    $1,223.30
Credit Suisse International Equity                               1.000        4.30        4.30      1,043.00
EliteValue                                                       1.000       21.08       21.08      1,210.80
State Street Global Advisors Growth Equity                       1.000       21.36       21.36      1,213.62
State Street Global Advisors Money Market                        1.000        5.50        5.50      1,055.00
Salomon Brothers U.S. Government Securities                      1.000        8.89        8.89      1,088.90
Van Kampen American Capital Emerging Growth                      1.000       20.45       20.45      1,204.50
----------------------------------------------------------------------------------------------------------